Exhibit 10.14
PROMISSORY NOTE

$450,000	December 24, 2008
FOR VALUE RECEIVED on July 7, 2008, the undersigned, MILESTONE SCIENTIFIC INC., a Delaware corporation (“Milestone”), promises to pay to the order of K. Tucker Andersen (the “Holder”), on June 30, 2012 (the “Maturity”) or on such earlier date as Milestone may determine, without penalty, upon reasonable notice to the Holder, the principal sum of FOUR HUNDRED FIFTY THOUSAND DOLLARS ($450,000), or, if less than such amount, the aggregate unpaid principal amount of the borrowings, remaining under this Promissory Note (this “Note”). Interest on the unpaid principal amount is payable at the Maturity. Interest shall accrue at a rate of twelve percent per annum, compounded quarterly on the outstanding balance. Both principal and interest payable as provided in this Note shall be made in lawful money of the United States of America at 61 Above All Road, Warren, CT 06754, or such other such place within the United States as from time to time may be designated by the Holder of this Note.
On the date hereof, Milestone shall issue to the Holder warrants exercisable for 45,000 shares of Milestone’s common stock at $[the average of the closing prices per share on each of the 20 days prior to the signing of this Note] per share (the “Warrants”). The Warrants shall be exercisable upon issuance and shall expire on the Maturity.
Should the indebtedness represented by this Note or any part thereof be collected at law or in equity through any bankruptcy, receivership, probate or other court proceedings or if this Note is placed in the hands of attorneys for collection after default, Milestone will pay the Holder of this Note in addition to the principal and interest due and payable hereon all the costs and expenses of the Holder in enforcing this Note including, without limitation, reasonable attorneys’ fees and legal expenses.
This Note and the rights, duties and liabilities of the parties hereunder or arising from or relating in any way to the indebtedness evidenced by this Note or the transaction of which such indebtedness is part shall be governed by and in accordance with the law of the State of New Jersey and the law of the United States applicable to transactions within such State.
No amendment to this Note shall be binding unless expressed in a writing executed by Milestone and the Holder of this Note.
MILESTONE IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY NEW JERSEY OR FEDERAL COURT SITTING IN NEW JERSEY OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO ANY OF THE LOAN DOCUMENTS, AND MILESTONE HEREBY AGREES AND CONSENTS THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW, ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING IN ANY NEW JERSEY OR FEDERAL COURT SITTING IN NEW JERSEY MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO MILESTONE AT THE ADDRESS INDICATED BELOW, AND SERVICE SO MADE SHALL BE COMPLETE FIVE DAYS AFTER THE SAME SHALL HAVE BEEN SO MAILED.

MILESTONE SCIENTIFIC INC.
By:	/s/Joe W. Martin
Joe W. Martin, Chief Executive Officer